Exhibit 99.1

Capital Properties, Inc.

100 Dexter Road

East Providence, RI 02914

Phone:1.401.435-7171

Fax:1.401.435-7179

PRESS RELEASE

November 21, 2008

Capital Properties, Inc. Announces Results of Special Shareholders Meeting

and Voluntary Delisting from AMEX

EAST PROVIDENCE, RI—Capital Properties, Inc. (Amex: CPI) (the “Company”) announced today that its shareholders approved an amendment to the Company’s Articles of Incorporation, authorizing the Board of Directors to implement, at its discretion, a seventy-five to one (75-1) reverse stock split of the Company’s common stock and a cash payment per share for resulting fractional shares equal to $25.00. The Company announced that shareholders also approved a proposal to amend and restate the Company’s Articles of Incorporation to create a new class of common stock to be designated Class B Common Stock, to increase the number of authorized shares of Class A Common Stock from 6,000,000 to 10,000,000 and provide for certain transfer and ownership restrictions on the Company’s stock.

As stated in the Company’s Proxy Statement filed with Securities and Exchange Commission (“SEC”), the reverse stock split was proposed in an effort to take the Company private and suspend its reporting obligations under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). Following the special shareholders meeting, the Company announced that the Board of Directors determined that given the fact that the number of shareholders of record of the Company’s common stock is approximately 670, it would be unable to reduce the number of shareholders through the reverse stock split below 300 as is required in order to suspend the Company’s registration under the Exchange Act. After considering the cost to the Company of the reverse stock split and the relatively small benefit to be derived, the Board of Directors decided not to implement the reverse stock split.

In addition, the Company announced that today it notified NYSE Euronext, formerly American Stock Exchange (“Amex”), of its intent to delist its common stock from Amex. The Company anticipates filing a Form 25 with the SEC and Amex relating to the delisting of its common stock on or about December 1, 2008, with the delisting of its common stock becoming effective ten days thereafter. Accordingly, the Company anticipates that the last day of trading of its common stock on Amex will be on or about December 11, 2008.

Following delisting of its common stock from Amex, the Company expects that its shares of Class A Common Stock will be quoted on the OTCQX. The reason for delisting from Amex and having its Class A shares quoted on the OTCQX is so that the Company may issue the Class B Common Stock approved by the shareholders. Once quoted on the OTCQX, the Company’s shares of Class A Common Stock will no longer trade under the symbol “CPI” but will be assigned a new four-character symbol.

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PRESS RELEASE (Continued)

November 21, 2008

Capital Properties, Inc. Announces Results of Special Shareholders Meeting

and Voluntary Delisting from AMEX

In connection with the approval by shareholders of the creation of the Company’s Class B Common Stock, the Company’s Board of Directors declared a dividend of one share of Class B Common Stock for every one share of Class A Common Stock held by shareholders of record on the date that the Company’s Class A Common Stock is delisted from Amex.

This release may contain "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company's present expectations or beliefs concerning future events. The Company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the Company's filings with the SEC.

Contact:

Stephen J. Carlotti

Secretary

401-435-7171.

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